UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2010

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 8, Huaye Road
Dongbang Industrial Park
Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 15, 2010, the Board of Directors (the “Board”) of Sutor Technology Group Limited (the “Company”), in accordance with Article III of the Company’s Bylaws, increased the size of the Board from five to six and elected Mr. Gerard Pascale as a director of the Company to fill the vacancies created by such increase, to serve on the Board as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”).

In addition, the Board, on January 15, 2010, appointed Mr. Pascale to the Company’s Audit Committee, Compensation Committee, and Governance and Nominating Committee and appointed Mr. Pascale as the chair of the Audit Committee.  The Board also determined that Mr. Pascale possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.  On the same date, A. Carl Mudd resigned from the Audit Committee and his position as the chair of the Audit Committee.   The resignation of Mr. Mudd was due to personal reason.

On January 20, 2010, the Company entered into separate Independent Director’s Contract and Indemnification Agreement with Mr. Pascale.  Under the terms of the Independent Director’s Contract, the Company agreed to pay Mr. Pascale a fee of $55,000 as compensation for his services.  Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Pascale against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the Independent Directors in connection with any proceeding if the Independent Director acted in good faith and in the best interests of the Company.  This brief description of the terms of the Independent Director’s Contract and Indemnification Agreement is qualified by reference to the provisions of the agreements attached to this report as Exhibits 10.1 and 10.2.

Gerard Pascale.   Mr. Pascale has extensive experience in financial accounting, financial analysis and planning, marketing research, corporate governance and securities. For the past two and a half years he has served as President and CEO of SC Financial Group, LLC, where he specializes in advising both US and international clients on valuation, financial modeling and the responsibilities of publicly traded US companies.  Previously, he was the Director of Finance at Heritage Management Consultants, Inc. where Mr. Pascale specialized in providing finance and SEC support throughout the entire process of listing on a US exchange.  From 2003 to 2005, Mr. Pascale was a Director with the Corporate Executive Board, a consulting firm delivering data and tools, practice research and insight to clients. He has also held financial analyst positions with Intel Corporation and Emerson Electric.  Mr. Pascale has a Bachelor of Science in Accounting from Virginia Tech and an MBA in finance from the University of Chicago.

There are no arrangements or understandings between Mr. Pascale and any other persons pursuant to which he was selected as director.  There are no transactions between the Company and Mr. Pascale that would require disclosure under Item 404(a) of Regulation S-K.

No family relationship exists between Mr. Pascale and any other director or executive officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Independent Director Contract, dated January 20, 2010, by and between the Company and Gerard Pascale
10.2	Indemnification Agreement, dated January 20, 2010, by and between the Company and Gerard Pascale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: January 20, 2010

/s/ Lifang Chen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Independent Director Contract, dated January 20, 2010, by and between the Company and Gerard Pascale
10.2	Indemnification Agreement, dated January 20, 2010, by and between the Company and Gerard Pascale